UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 30, 2008

Winnebago Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-06403	42-0802678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 152, Forest City, Iowa		50436
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 641-585-3535

______________________________________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 on Form 8-K/A amends the current report on Form 8-K filed by Winnebago Industries, Inc. (the “Company”) with the Securities and Exchange Commission on June 2, 2008 by amending and superseding Item 2.05 set forth therein in order to provide additional disclosure regarding the Company’s determination of the estimated costs to be incurred in connection with the idling of its Charles City, Iowa Class C motor home manufacturing facility. At the time of the original Form 8-K filing, the Company was unable to make a determination of the estimated amount or ranges of amounts of costs to be incurred and the charges and future cash expenditures associated therewith as required by Item 2.05 of Form 8-K. The Company undertook to announce further details as estimates were finalized.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously disclosed, on May 30, 2008, the Board of Directors of the Company approved a strategic manufacturing consolidation decision to idle the Company’s manufacturing facility in Charles City, Iowa, which assembled the Company’s Class C motor homes. The relocation of the Charles City manufacturing capacity to the Company’s Forest City facility was completed during the Company’s fourth quarter, ending August 30, 2008. The Company recorded an asset impairment of $4.7 million in the fourth quarter of its fiscal 2008 related to the idling of the Charles City, Iowa manufacturing facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2008	WINNEBAGO INDUSTRIES, INC.

	By:	/s/ Robert J. Olson
	Name:	Robert J. Olson
	Title:	Chairman of the Board, Chief Executive Officer and President